Exhibit 15.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement Nos. 333-294765, 333-274762, 333-276538 and 333-288824 on Form F-3 and Registration Statement Nos. 333-287017, 333-279019, 333-271552 and 333-267956 on Form S-8 of our report dated July 2, 2026, relating to the consolidated financial statements of Insighta Holdings Limited appearing in this Amendment No.1 to the Annual Report on Form 20-F for the year ended December 31, 2025.

/s/ Deloitte Touche Tohmatsu
Hong Kong, People's Republic of China
July 2, 2026